EX-28.h.2.y

DFA INVESTMENT DIMENSIONS GROUP INC.

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

ADDENDUM NUMBER 28

THIS ADDENDUM is made as of the 10th day of February, 2009, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PNC GLOBAL INVESTMENT SERVICING (U.S.) INC. (formerly, PFPC Inc.), successor to “Provident Financial Processing Corporation” (“PNC”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PNC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement, dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PNC shall provide such services to any portfolio organized by the Fund after the date of the Agreement, as agreed to in writing by PNC and the Fund; and

WHEREAS, PNC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to one (1) new portfolio of the Fund, designated as DFA Short-Term Extended Quality Portfolio, which is listed on Schedule B, attached hereto; and

WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that the portfolios set forth on “Schedule B, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated February 10, 2009,” which is attached hereto, shall be “Portfolios” under the Agreement.

2. The fee schedules of PNC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PNC.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be February 10, 2009.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number 28 to the Agreement to be executed by their duly authorized officers designated below on the day and year first written above.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Valerie Brown
Name:	Valerie A. Brown
Title:	Vice President

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Senior Vice President

Amended and Restated

February 10, 2009

SCHEDULE B

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. Small Cap Portfolio

U.S. Large Company Portfolio

U.S. Small Cap Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Targeted Value Portfolio

LWAS/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Asia Pacific Small Company Portfolio

DFA One-Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA U.S. Targeted Value Portfolio (formerly VA Small Value Portfolio)

VA U.S. Large Value Portfolio (formerly VA Large Value Portfolio)

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. Targeted Value Portfolio (formerly Tax-Managed U.S. Small Cap Value Portfolio)

Tax-Managed U.S. Small Cap Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Equity Portfolio

DFA Short-Term Municipal Bond Portfolio

Emerging Markets Core Equity Portfolio

U.S. Core Equity 1 Portfolio

U.S. Core Equity 2 Portfolio

International Core Equity Portfolio

U.S. Vector Equity Portfolio

Emerging Markets Social Core Equity Portfolio (formerly Emerging Markets Social Core Portfolio)

DFA Inflation-Protected Securities Portfolio

DFA International Real Estate Securities Portfolio

DFA California Short-Term Municipal Bond Portfolio

T.A. U.S. Core Equity 2 Portfolio

U.S. Social Core Equity 2 Portfolio

CSTG&E U.S. Social Core Equity 2 Portfolio

CSTG&E International Social Core Equity Portfolio

DFA Selectively Hedged Global Fixed Income Portfolio

U.S. Sustainability Core 1 Portfolio

International Sustainability Core 1 Portfolio

T.A. World ex U.S. Core Equity Portfolio

DFA Global Real Estate Securities Portfolio

DFA International Value ex Tobacco Portfolio

International Vector Equity Portfolio

DFA Short-Term Extended Quality Portfolio